Amendment No. 1 To The
Addendum To The Microsoft
1994/1995 Channel Agreement
(Appointment As A Large Account Reseller)


This Amendment No. 1 to the Addendum to the Microsoft 1994/1995 Channel Agreement (Appointment
As A Large Account Reseller) ("Amendment") entered into this 1st day of July, 1994, modifies that certain 1994/1995 Channel Agreement (as amended, modified and supplemented "Agreement") between
MICROSOFT CORPORATION ("MS") having its principal place of business at One Microsoft Way,
Redmond, Washington 98052-6399 and EGGHEAD SOFTWARE ("CUSTOMER") having its principal place of business at 22011 SE 51st Street, Issaquah, WA 98027. This Agreement is hereby amended as follows:

1.    Purpose

The purpose of this Amendment is to provide for a non-exclusive, limited-use license for all Select
Software Products contained in the Select CD-ROM provided by MS for internal use by CUSTOMER and only in connection with providing certain support to End Users who are Select Customers. Such support shall not include the right to duplicate a Select CD-ROM or disks for Select Customers or other
End Users. Pricing and availability of such Select CD-ROM set is attached hereto as Exhibit A.

2.    Definitions

All capitalized terms used but not defined herein shall have the meanings assigned thereto in the
Agreement. As used in this Amendment, the following terms shall have the following meanings:

2.1 "Select Software Product" or "Select Software Products" shall mean the MS Select
Software Products contained in the Select CD-ROM as provided by MS from time to time.

2.2 "Select CD-ROM" shall mean that certain CD-ROM containing the Select Software
Products as provided to CUSTOMER by MS from time to time pursuant to the terms of this limited license.

3.    License Grant

3.1 MS grants to CUSTOMER a non-exclusive, limited use license for all MS Products contained in the Select CD-ROM (a) for internal use by CUSTOMER on CUSTOMER's computers within the United States of America and pursuant to the terms of the Microsoft End User License
Agreement applicable to the product; and (b) only in connection with providing CUSTOMER support to
CUSTOMER'S Select Customers within the United States of America. For purposes of this
Amendment, such support shall be limited to: (i) CUSTOMER's review of the contents of the Select CD-
ROM; (ii) CUSTOMER's use of the installer program to make floppies with Select Software Products and for purposes of using such floppies to test installation on CUSTOMER's computers to ensure that the Select Software Product(s) is working properly; (iii) CUSTOMER's test on CUSTOMER's computers of the net setup capabilities on the Select CD-ROM; (iv) CUSTOMER obtaining any quarterly report forms from the Select CD-ROMS; and (v) CUSTOMER's right to print any MS marketing materials which are included on the Select CD-ROM, subject to there restrictions set forth below. Such support shall not include the right to duplicate a Select CD-ROM or disks or to preinstall Select Software Products for
Select Customers or other End Users.

3.2 Upon execution of this Amendment No. 1, MS shall delivery, royalty free, to
CUSTOMER one complete CD-ROM set. At CUSTOMER's request as indicated in Exhibit A, additional CD-ROM sets shall be available through quarterly subscription. CUSTOMER shall pay the quarterly subscription fee set forth in Exhibit A.

3.3 MS is providing the Select CD-ROM to CUSTOMER for internal use by CUSTOMER in order to promote CUSTOMER's familiarity with Select Software Products. Therefore, for reproduction and installation of MS Products from the Select CD-ROM for the purpose of internal use by CUSTOMER, CUSTOMER agrees to use its best efforts to install Microsoft <F3> MS-DOS <F3> and
Microsoft <F3> Windows, or Microsoft <F3> Windows for Workgroups, on one hundred percent (100%) of CUSTOMER's capable PCs, and Microsoft <F3> Excel and/or Microsoft
<F3> Word on eighty percent (80%)
of CUSTOMER's capable PCs.

3.4 CUSTOMER's use of Select Software Product(s) for internal use shall also include the authorization to reproduce and install, pursuant to the terms hereof and of the applicable Microsoft End
User License Agreement, on CUSTOMER's computers within the United States of America, product from not-for-resale copies of MS Products legally acquired by CUSTOMER from Microsoft at
CUSTOMER's expense.

3.5    All rights not expressly granted are reserved by MS.

4.    License Restrictions

4.1 CUSTOMER shall not resell, market, distribute, sublicense or otherwise transfer those
Select Software Products contained on the Select CD-ROM and subject to this Amendment, notwithstanding anything to the contrary set forth in the Microsoft End User License Agreement applicable to the Product.

4.2 Other than for CUSTOMER's internal use as set forth in this Amendment,
CUSTOMER shall not copy any of the Select Software Products provided to CUSTOMER pursuant to the terms hereof.

4.3 CUSTOMER shall not alter, modify, or otherwise change the Select Software Products provided hereunder, except for any of the limited purposes specifically set forth in Section 3.1 above.

4.4 CUSTOMER shall not reverse engineer, decompile or disassemble any Select Software
Product.

4.5 CUSTOMER shall immediately notify MS of any problems incurred in the use of any Select CD-ROM.

4.6   Notwithstanding anything to the contrary in the Microsoft
End User License Agreement
applicable to the product, CUSTOMER shall not be granted any home use rights in connection with any license granted hereunder.

4.7 CUSTOMER shall not alter, modify or otherwise change any MS marketing materials included on the Select CD-ROM. If CUSTOMER prints such materials pursuant to the terms hereof,
CUSTOMER must print any marketing piece in its entirety as it appears on the Select CD-ROM.
CUSTOMER shall not combine MS marketing materials with any other marketing materials or use such
MS marketing materials in any advertising. CUSTOMER's name, trademark and/or logo shall not be displayed in relation to the marketing materials in a manner which suggests that CUSTOMER's name, trademark and/or logo are a part thereof. CUSTOMER may not resell any of the MS marketing materials printed hereunder. CUSTOMER shall undertake no action that will interfere with or diminish
MS' right, title and/or interest in MS' copyright(s), trademark(s), tradename(s) or Product name(s).

5.    Acceptance and Warranty

5.1   From time to time MS CUSTOMER will be provided a Select CD-
ROM containing
Select Software Products and/or upgrades to such products which CUSTOMER agrees shall be governed by the terms of this license.

5.2 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE MICROSOFT END USER LICENSE AGREEMENT APPLICABLE TO THE PRODUCT, THE SELECT SOFTWARE PRODUCTS CONTAINED IN THE SELECT CD-ROM LICENSED HEREUNDER ARE
PROVIDED TO CUSTOMER "AS-IS" AND WITHOUT WARRANTY OF ANY KIND.
THE RISK
AS TO THE RESULTS OF AND PERFORMANCE OF THE SELECT SOFTWARE
PRODUCTS
AND THE SELECT CD-ROM LICENSED HEREUNDER IS ASSUMED BY CUSTOMER.
MS
EXPRESSLY DISCLAIMS ALL WARRANTIES EITHER EXPRESS OR IMPLIED,
INCLUDING
BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND
FITNESS FOR
A PARTICULAR  PURPOSE.

5.3 Except as expressly provided, this Amendment does not include technical support from
MS. Such support may be available separately pursuant to Microsoft's then-standard rates.

6.   Prohibition Against Assignment and Sublicense

This Amendment, and any rights or obligations hereunder, shall not be assigned, sublicensed, delegated or otherwise transferred by CUSTOMER.

7.   Term and Termination

7.1 Provided this Amendment has been properly executed by CUSTOMER and by MS, the term of this Amendment ("Term") shall run from the Effective Date until the termination of the
Agreement, unless otherwise terminated as provided herein.

7.2 Either party may terminate this Amendment without cause upon thirty (30) days prior written notice to the other party. Notwithstanding the foregoing, this Amendment may be immediately terminated by MS, effective upon notice from MS to CUSTOMER, if any of the following events of default occur: (i) if CUSTOMER materially fails to perform or comply with this Amendment or any provision hereof; (ii) if CUSTOMER becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or (iii) if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by or against CUSTOMER.

7.3 Termination of the Amendment by itself shall not affect the parties' rights and obligations under the Agreement. Termination of the Agreement, or any Addendum appointing
CUSTOMER as a Large Account Reseller for other Select Software
Products shall automatically
terminate this Amendment.


8.   Obligations Upon Termination

8.1 Within five (5) days after termination or expiration of this Amendment, CUSTOMER shall return to MS all Select CD-ROMs delivered to CUSTOMER under this Amendment, and, subject to any rights granted to CUSTOMER hereunder to copy a Select CD-ROM or any Select Software
Products, any copies thereof.

8.2 From and after termination or expiration, CUSTOMER shall not use any Select
Software Product licensed hereunder.
8.3 Sections 4, 5, 6, 8, 9 and 10 shall survive termination or expiration of this
Amendment.

9.   Limitation of Liability and Remedy

9.1 MS' liability to CUSTOMER under any provision of this Amendment or any transaction contemplated by this Amendment shall be limited to replacement of the Select CD-ROM.
CUSTOMER releases MS from all obligations, liabilities, claims, damages, costs or demands in excess of the limitations. The parties acknowledge that other parts of this Amendment rely upon the inclusion of this Section 9.

9.2   The rights and remedies granted to CUSTOMER under this
Section 9 constitute
Customer's sole and exclusive remedy against MS, its officers, agents and employees for negligence, inexcusable delay, breach of warranty, express or implied, or for any default whatsoever relating to the condition of the Select CD-ROM and/or Select Software Products licensed under this Amendment.

   9.3 As partial consideration for the rights granted to CUSTOMER hereunder, CUSTOMER agrees not to sue MS in connection with the Select CD-ROM and/or
Select Software Products licensed
hereunder.

   9.4 CUSTOMER hereby agrees to defend, indemnify and hold MS, its employees, officers and directors, harmless from and against any liability, claims, damages, costs or demands, including reasonable attorneys' fees, arising out of or in connection with any such claims against MS or such parties, by its End Users arising out of any of the CUSTOMER's support.

   9.5    CUSTOMER FURTHER AGREES MS SHALL NOT BE LIABLE FOR ANY
DAMAGES, INCLUDING WITHOUT LIMITATION, ANY CONSEQUENTIAL,
INCIDENTAL,
INDIRECT, ECONOMIC OR PUNITIVE DAMAGES, EVEN IF MS HAS BEEN
ADVISED OF THE
POSSIBILITY OF SUCH DAMAGES.

10.   Non-Disclosure Agreement

CUSTOMER expressly undertakes to retain in confidence all information and know-how transmitted to
CUSTOMER by MS that MS has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and will make no use of such information and know-how except under the terms and during the existence of this Amendment. However, CUSTOMER shall have no obligation to maintain the confidentiality of information that (i) it received rightfully from another party prior to its receipt from MS or (ii) is independently developed by CUSTOMER. Further, CUSTOMER may disclose confidential information as required by governmental or judicial order, provided CUSTOMER gives MS prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure.
CUSTOMER shall treat all Select Software Product licensed hereunder adaptation materials (including source code) as confidential information and shall not disclose, disseminate or distribute such materials to any third party without MS' prior written permission. CUSTOMER shall treat the terms and conditions of this Amendment as confidential; however, CUSTOMER may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of CUSTOMER's business. CUSTOMER's obligation under this Section 10 shall extend to the earlier of such time as the information protected hereby is in the public domain through no fault of CUSTOMER or ten (10) years following termination or expiration of this Amendment.

11.    General

11.1 Upon execution by both parties, this Amendment shall constitute the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement signed on behalf of CUSTOMER and MS by their respective duly authorized representatives.

11.2 No waiver of any breach of any provision of this Amendment shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

11.3 The Section headings used in this Amendment are intended for convenience only and shall not be deemed to supersede or modify any provisions.

11.4 To the extent any of the terms and conditions of this Amendment conflict with the terms and conditions of the Microsoft End User License Agreement applicable to the product, the terms and conditions of this Amendment shall govern.

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates indicated below. All terms and conditions of the Agreement not amended herein shall remain in full force and effect. This
Amendment is not binding until executed by MS.


AGREED AND ACCEPTED TO BY        AGREED TO AND ACCEPTED BY
MICROSOFT CORPORATION ("MS")     EGGHEAD SOFTWARE
                                 ("CUSTOMER")


By:  /ss Johan Liedgren                  By:  /ssThomas F. Quinn

Name: /ss Johan Liedgren               Name: /ss Thomas F. Quinn

Title:  Director, Channel Policies      Name:  Director General
Merchandising

Effective Date: 5/15/95    Date:  5/9/92




EXHIBIT A

SELECT CD-ROM PRICE LIST

The Microsoft Select CD-ROM set is available only from Microsoft
Easy Fulfillment ("MEF"). All
CUSTOMER prices are per quarter. MS may change the CUSTOMER price on the CD-ROM set at any time upon thirty (30) days written notice to CUSTOMER.


SELECT ONE CD-ROM SET OPTION:


CD-ROM SET


d
499-100-CROM - INTRODUCTORY SET


d
499-100-CROM -QUARTERLY SUBSCRIPTION
(includes first CD-ROM set free)
Amendment No. 1 to the Addendum to the
Egghead Software
Page 1
Microsoft 1994/1995 Channel Agreement
(Appointment As a Large Account Reseller)

<F3> Registered Trademark